UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2001
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5         Other Events

On May 2, 2001, Imagis Technologies Inc., ("Imagis") announced the release of the ID-2000 SDK, a software development kit that provides biometric facial recognition solutions for any application, including e-commerce, airports, customs & immigration, access control, auto theft, etc., as well as for existing Imagis markets in law enforcement and gaming.

Also on May 2, 2001, further to news releases of February 19 and March 22, 2001, Imagis Technologies Inc. (the "Company") announced that it had completed the first closing of its private placement in the amount of 973,000 units at $1.00 per unit for total proceeds of $973,000. Each unit consists of one common share and one non-transferable share purchase warrant, with each warrant exercisable into an additional common share for a period of one year from closing at a price of $1.10 per share.
Item 7         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated May 2, 2001

2.       Press Release of the Company dated May 2, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: May 7, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1 99.2	Press release issued May 2, 2001 Press release issued May 2, 2001